Exhibit 99.1

NEWS RELEASE

Roan Resources, Inc. Reports Third Quarter 2019 Results

OKLAHOMA CITY, November 6, 2019 – Roan Resources, Inc. (NYSE: ROAN) (“Roan” or the “Company”) today announced third quarter 2019 operating and financial results.

Merger with Citizen Energy

•

On October 1, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Citizen Energy Operating, LLC, a Delaware limited liability company (“Citizen Operating”), Citizen Energy Pressburg, Inc., a Delaware corporation and wholly owned subsidiary of Citizen Operating (“Merger Sub”) and the Company. The Merger Agreement provides for, among other things, the merger of the Company into Merger Sub with the Company as the surviving entity and a wholly owned subsidiary of Citizen Operating (the “Merger”).

•

Roan expects the Merger to close during the fourth quarter of 2019 or the first quarter of 2020, subject to Roan stockholder approval, regulatory approvals and the satisfaction of other customary closing conditions.

•

Shareholders are invited to attend the special meeting on December 4, 2019, to consider and vote on proposals related to the proposed acquisition of the company. Please refer to the Proxy Statement filed with the SEC on November 4, 2019 for additional details.

•

For further information related to the Merger, interested parties are invited to access the Merger Proxy Statement on the Company’s website at www.RoanResources.com under the “Investors” section of the site.

Third Quarter 2019 Highlights

•

Production of approximately 53.7 thousand barrels of oil equivalent per day (MBoe/d) (26% oil, 27% natural gas liquids (NGLs), 47% gas), which represented an increase of 15% as compared to the third quarter of 2018. The Company elected to be in ethane rejection for the quarter;

	3Q 2019	2Q 2019	3Q 2018
Production Data
Oil (MBbls)	1,291	1,198	1,089
Natural gas (MMcf)	13,820	12,533	11,417
Natural gas liquids (MBbls)	1,345	1,339	1,286
Total volumes (MBoe)	4,939	4,626	4,278
Average daily total volumes (MBoe/d)	53.7	50.8	46.5

•	Net income was $19.3 million, or $0.13 per diluted share; Adjusted EBITDAX(1) (non-GAAP) was $86.8 million;

•	Capital expenditures totaled approximately $130.9 million;

1)

Please see the supplemental financial information in the table under “Non-GAAP Financial Measures” at the end of this earnings release for a reconciliation of the non-GAAP financial measure of Adjusted EBITDAX to its most directly comparable GAAP financial measure

•	The Company drilled 14 gross (8.3 net) operated wells (26.0 gross lateral miles) during the third quarter. The Company also brought online 18 gross (14.2 net) operated wells during the third quarter.

	3Q 2019	YTD 2019
Operated Well Data
Drilled gross wells	14	50
Drilled net wells	8.3	34.3
Drilled gross lateral miles	26.0	91
First sales gross wells	18	55
First sales net wells	14.2	42.2

Financial Update

Third quarter 2019 net income was $19.3 million, or $0.13 per dilutive share, and adjusted net income (non-GAAP) was $13.9 million, or $0.09 per dilutive share. Third quarter 2019 Adjusted EBITDAX (non-GAAP) was $86.8 million.

See the definitions and reconciliations of adjusted net income, adjusted net income per share, Adjusted EBITDAX, net funded debt and cash general and administrative (G&A) expense presented within this release to the most directly comparable U.S. generally accepted accounting principles (GAAP) financial measures provided in the supporting tables or definitions at the conclusion of this press release.

Third quarter 2019 average realized prices were $54.51 per barrel of oil (Bo), $8.05 per barrel of NGLs and $0.81 per Mcf of natural gas, resulting in a total equivalent unhedged price of $18.70 per Boe or a total equivalent hedged price of $22.05 per Boe. Average prices excluding the impact of hedges were approximately 11% lower than the previous quarter primarily due to further weakness in the NGL and natural gas markets.

The Company’s adjusted cash operating costs (non-GAAP) for the third quarter were $4.49 per Boe, including production expense of $2.61 per Boe, production tax of $0.98 per Boe and adjusted cash G&A expense (non-GAAP) of $0.90 per Boe. Cash G&A expense was lower as compared to the second quarter primarily due to a reversal of accrued amounts related to anticipated 2019 performance bonuses.

Capital expenditures for third quarter 2019 totaled approximately $130.9 million, a $16.6 million increase as compared to the second quarter 2019. The increase in capital expenditures is primarily due to increases in working interests as producing well ownership was finalized through the pooling process.

As of the end of the third quarter, Roan had $3.5 million of cash on the balance sheet, $732.6 million drawn on its revolving credit facility and $50.0 million funded on its term loan, resulting in net funded debt (non-GAAP) of $779.2 million. The Company had approximately $50 million of available liquidity through the committed but unfunded balances in the Roan Inc. Term Loan and approximately $17 million of availability on its Credit Facility as of September 30, 2019.

For the fourth quarter, the Company has 13 thousand barrels per day of oil hedged at $60.75 per barrel, 120 thousand MMBtu per day of natural gas hedged at $2.90 per MMBtu, 80 thousand MMBtu per day of natural gas basis hedged at $0.52 per MMBtu and 10 thousand barrels per day of NGLs hedged at $25.65 per barrel. Tables showing the Company’s derivative contracts as of November 4, 2019 are provided at the conclusion of this press release.

Guidance

Roan has also elected to temporarily curtail its drilling and development activity and to suspend all completion activity. This reduction in activity is to allow our new CEO, Rick Gideon, time to assess the Company’s overall operations plan. As a result of this change, investors should no longer rely on the guidance provided by the Company on its last quarterly investor call, and Roan does not expect to otherwise update or provide further guidance.

Third Quarter 2019 Earnings Conference Call

Due to the pending proposed merger, Roan will not host a conference call in conjunction with its third quarter 2019 earnings. Interested parties are invited to access Roan’s Form 10-Q for the third quarter 2019 on the Company’s website at www.RoanResources.com under the “Investors” section of the site.

About Roan Resources

Roan is an independent oil and natural gas company headquartered in Oklahoma City, OK focused on the development, exploration and acquisition of unconventional oil and natural gas reserves in the Merge, SCOOP and STACK plays of the Anadarko Basin in Oklahoma. For more information, please visit www.RoanResources.com, where we routinely post announcements, updates, events, investor information, presentations and recent news releases.

Cautionary Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are forward-looking statements which contain our current expectations about future results. These forward-looking statements are based on certain assumptions and expectations made by the Company, which reflect management’s experience, estimates and perception of historical trends, current conditions and anticipated future developments. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018 and any subsequently filed quarterly reports on Form 10-Q.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, or incidental to the development, production, gathering and sale of oil, natural gas and NGLs. These risks include, but are not limited to, the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance, the structure and timing of any transaction or strategic alternative and whether any transaction or strategic alternative will be completed, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties described occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this release.

Financial Statements

The information in the following financial statements and tables reflect the results of Roan Resources LLC prior to September 24, 2018 and on and after September 24, 2018, the results of Roan Resources, Inc.

Roan Resources, Inc.

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenues
Oil sales	$70,371	$74,987	$200,138	$197,356
Natural gas sales	7,114	10,442	24,962	31,900
Natural gas sales - Affiliates	4,070	7,617	21,092	17,056
Natural gas liquid sales	6,901	12,983	23,721	38,127
Natural gas liquid sales - Affiliates	3,924	14,123	18,126	27,250
Gain (loss) on derivative contracts	40,675	(36,704)	(5,913)	(100,920)

Total revenues	133,055	83,448	282,126	210,769
Operating Expenses
Production expenses	7,439	14,737	29,008	30,111
Production expenses	5,431	—	10,011	—
Production taxes	4,839	6,210	14,943	10,892
Exploration expenses	14,578	11,646	38,472	30,129
Depreciation, depletion, amortization and accretion	55,504	37,164	141,969	83,630
General and administrative	8,752	13,177	36,888	40,283
Gain on sale of other assets	(31)	—	(645)	—

Total operating expenses	96,512	82,934	270,646	195,045
Total operating income	36,543	514	11,480	15,724
Other income (expense)
Interest expense, net	(9,051)	(2,092)	(24,230)	(4,978)
Interest expense - Affiliates	(2,317)	—	(2,344)	—
Other	18	—	(10)	—

Net income (loss) before income taxes	25,193	(1,578)	(15,104)	10,746
Income tax expense (benefit)	5,898	299,662	(3,589)	299,662

Net income (loss)	$19,295	$(301,240)	$(11,515)	$(288,916)

Earnings (loss) per share
Basic	$0.13	$(1.97)	$(0.08)	$(1.90)

Diluted	$0.13	$(1.97)	$(0.08)	$(1.90)

Weighted average number of shares outstanding
Basic	154,150	152,540	153,104	152,129

Diluted	154,150	152,540	153,104	152,129

Roan Resources, Inc.

Unaudited Condensed Consolidated Balance Sheets

	September 30, 2019	December 31, 2018
	(in thousands, except par value and share data)
ASSETS
Current assets
Cash and cash equivalents	$3,464	$6,883
Accounts receivable
Oil, natural gas and natural gas liquid sales	41,635	55,564
Joint interest owners and other, net	146,449	133,387
Affiliates	2,684	9,669
Prepaid drilling advances	3,898	28,977
Derivative contracts	47,840	82,180
Other current assets	5,922	6,655

Total current assets	251,892	323,315
Noncurrent assets
Oil and natural gas properties, successful efforts method	3,040,279	2,628,333
Accumulated depreciation, depletion, amortization and impairment	(400,710)	(230,836)

Oil and natural gas properties, net	2,639,569	2,397,497
Derivative contracts	18,794	20,638
Other	11,780	7,659

Total assets	$2,922,035	$2,749,109

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$67,821	$49,746
Accrued liabilities	84,716	176,494
Accounts payable and accrued liabilities - Affiliates	7,721	8,577
Revenue payable	99,623	97,963
Drilling advances	15,885	31,058
Derivative contracts	—	845
Other current liabilities	2,666	790

Total current liabilities	278,432	365,473
Noncurrent liabilities
Long-term debt	732,639	514,639
Long-term debt, net - Affiliates	45,595	—
Deferred tax liabilities, net	353,274	356,862
Asset retirement obligations	17,887	16,058
Derivative contracts	—	141
Other	5,661	902

Total liabilities	1,433,488	1,254,075
Commitments and contingencies
Equity
Class A common stock, $0.001 par value; 800,000,000 shares authorized; 154,333,746 shares issued and outstanding at September 30, 2019 and 152,539,532 shares issued and outstanding at December 31, 2018	154	153
Preferred stock, $0.001 par value; 50,000,000 shares authorized; no shares issued and outstanding at September 30, 2019 or December 31, 2018	—	—
Additional paid-in capital	1,651,556	1,646,401
Treasury stock	(128)	—
Accumulated deficit	(163,035)	(151,520)

Total equity	1,488,547	1,495,034

Total liabilities and equity	$2,922,035	$2,749,109

Roan Resources, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net loss	$(11,515)	$(288,916)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	141,969	83,630
Unproved leasehold amortization and impairment	35,932	25,642
Gain on sale of other assets	(645)	—
Amortization of deferred financing costs	2,332	571
Loss on derivative contracts	5,913	100,920
Net cash received (paid) upon settlement of derivative contracts	20,006	(27,462)
Equity-based compensation	2,838	8,060
Deferred income taxes	(3,589)	299,662
Other	4,110	551
Changes in operating assets and liabilities increasing (decreasing) cash:
Accounts receivable and other assets	(31,775)	(154,716)
Accounts payable and other liabilities	4,422	158,702

Net cash provided by operating activities	169,998	206,644
Cash flows from investing activities
Acquisition of oil and natural gas properties	—	(22,935)
Capital expenditures for oil and natural gas properties	(447,433)	(485,580)
Acquisition of other property and equipment	(83)	(2,353)
Proceeds from sale of other assets	1,475	—

Net cash used in investing activities	(446,041)	(510,868)
Cash flows from financing activities
Proceeds from borrowings	263,000	309,300
Proceeds from borrowings - Affiliates	48,750	—
Repayment of borrowings	(45,000)	—
Other	5,874	(2,647)

Net cash provided by financing activities	272,624	306,653

Net (decrease) increase in cash and cash equivalents	(3,419)	2,429
Cash and cash equivalents, beginning of period	6,883	1,471

Cash and cash equivalents, end of period	$3,464	$3,900

The following table represents the Company’s open commodity contracts at September 30, 2019:

	2019	2020	2021	Total
Oil fixed prices swaps
Volume (Bbl)	1,200,730	3,429,500	1,730,000	6,360,230
Weighted-average price	$60.75	$60.57	$56.08	$59.38
Natural gas fixed price swaps
Volume (MMBtu)	11,040,000	19,665,000	7,250,000	37,955,000
Weighted-average price	$2.90	$2.63	$2.65	$2.71
Natural gas basis swaps
Volume (MMBtu)	7,360,000	10,980,000	—	18,340,000
Weighted-average price	$0.52	$0.49	$—	$0.50
Natural gas liquids fixed prices swaps
Volume (Bbl)	460,000	1,281,000	730,000	2,471,000
Weighted-average price	$28.66	$23.22	$21.90	$23.84

Per the covenants of the Merger Agreement, the Company was required to enter into additional commodity contracts. The following table presents the additional derivative contracts entered into in October 2019:

	2019	2020	2021	2022	2023	2024
Oil fixed price swaps
Volume (Bbl)	—	—	—	1,261,500	1,047,000	686,500
Weighted-average price	$—	$—	$—	$50.00	$50.00	$50.00
Natural gas fixed price swaps
Volume (MMBtu)	—	9,845,000	15,370,000	—	—	—
Weighted-average price	$—	$2.39	$2.39	$—	$—	$—
Natural gas basis swaps
Volume (MMBtu)	—	18,580,000	22,610,000	—	—	—
Weighted-average price	$—	$0.45	$0.38	$—	$—	$—
Natural gas liquids fixed price swaps
Volume (Bbl)	456,500	1,574,400	1,441,100	—	—	—
Weighted-average price	$22.62	$19.09	$18.91	$—	$—	$—

Results of Operations

The following tables represent the Company’s production and average realized prices:

	Three Months Ended September 30,
	2019	2018
Production Data
Oil (MBbls)	1,291	1,089
Natural gas (MMcf)	13,820	11,417
Natural gas liquids (MBbls)	1,345	1,286
Total volumes (MBoe)	4,939	4,278
Average daily total volumes (MBoe/d)	53.7	46.5
Average Prices - as reported
Oil (per Bbl)	$54.51	$68.86
Natural gas (per Mcf)	$0.81	$1.58
Natural gas liquids (per Bbl)	$8.05	$21.08
Total (per Boe)	$18.70	$28.09
Average Prices - including impact of derivative contract settlements
Oil (per Bbl)	$58.13	$55.71
Natural gas (per Mcf)	$1.36	$1.62
Natural gas liquids (per Bbl)	$11.17	$21.08
Total (per Boe)	$22.05	$24.83
Average Prices - excluding gathering, transportation and processing
Oil (per Bbl)	$54.57	$68.93
Natural gas (per Mcf)	$1.49	$1.90
Natural gas liquids (per Bbl)	$12.49	$27.37
Total (per Boe)	$21.84	$30.86

	Nine Months Ended September 30,
	2019	2018
Production Data
Oil (MBbls)	3,628	3,004
Natural gas (MMcf)	37,973	29,486
Natural gas liquids (MBbls)	4,013	3,042
Total volumes (MBoe)	13,970	10,960
Average daily total volumes (MBoe/d)	51.2	40.1
Average Prices - as reported
Oil (per Bbl)	$55.16	$65.70
Natural gas (per Mcf)	$1.21	$1.66
Natural gas liquids (per Bbl)	$10.43	$21.49
Total (per Boe)	$20.62	$28.44
Average Prices - including impact of derivative contract settlements
Oil (per Bbl)	$58.56	$55.70
Natural gas (per Mcf)	$1.40	$1.73
Natural gas liquids (per Bbl)	$12.85	$21.49
Total (per Boe)	$22.71	$25.90
Average Prices - excluding gathering, transportation and processing
Oil (per Bbl)	$55.29	$65.72
Natural gas (per Mcf)	$1.91	$2.07
Natural gas liquids (per Bbl)	$14.78	$27.53
Total (per Boe)	$23.80	$31.21

Operating Expenses

	Three Months Ended September 30,
	2019	2018
	(in thousands, except costs per Boe)
Operating Expenses
Production expenses	$12,870	$14,737
Production taxes	4,839	6,210
Exploration expenses	14,578	11,646
Depreciation, depletion, amortization and accretion	55,504	37,164
General and administrative (1)	8,752	13,177
Loss on sale of other assets	(31)	—

Total	$96,512	$82,934

Average Costs per Boe
Production expenses	$2.61	$3.44
Production taxes	0.98	1.45
Exploration expenses	2.95	2.72
Depreciation, depletion, amortization and accretion	11.24	8.69
General and administrative (1)	1.77	3.08
Loss on sale of other assets	(0.01)	—

Total	$19.54	$19.38

(1)

General and administrative expenses for the three months ended September 30, 2019 and 2018 include $3.0 million, or $0.61 per Boe, and $2.9 million, or $0.69 per Boe, of equity-based compensation expense, respectively. General and administrative expenses for the three months ended September 30, 2019 includes ($1.2) million, or ($0.25) per Boe, of reversal of bad debt expense due to a change in the allowance for doubtful accounts.

	Nine Months Ended September 30,
	2019	2018
	(in thousands, except costs per Boe)
Operating Expenses
Production expenses	$39,019	$30,111
Production taxes	14,943	10,892
Exploration expenses	38,472	30,129
Depreciation, depletion, amortization and accretion	141,969	83,630
General and administrative (1)	36,888	40,283
Gain on sale of other assets	(645)	—

Total	$270,646	$195,045

Average Costs per Boe
Production expenses	$2.79	$2.75
Production taxes	1.07	0.99
Exploration expenses	2.75	2.75
Depreciation, depletion, amortization and accretion	10.16	7.63
General and administrative (1)	2.64	3.68
Gain on sale of other assets	(0.05)	—

Total	$19.36	$17.80

(1)

General and administrative expenses for the nine months ended September 30, 2019 and 2018 include $2.8 million, or $0.20 per Boe, and $8.1 million, or $0.74 per Boe, of equity-based compensation expense, respectively. General and administrative expenses for the nine months ended September 30, 2019 includes $4.1 million, or $0.29 per Boe, of bad debt expense and $2.5 million, or $0.18 per Boe, of aborted offering costs.

Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Net Income per Share

Adjusted net income and adjusted net income per share are non-GAAP performance measures. The Company defines adjusted net income and adjusted net income per share as net income (loss) and net income (loss) per share excluding non-cash gains or losses on derivatives, gains on early terminations of derivative contracts, exploration expense, strategic alternative and merger related expenses, aborted offering costs, severance and other employee matter expense and gain on the sale of other assets. Management uses adjusted net income and adjusted net income per share as an indicator of the Company’s operational trends and performance relative to other oil and natural gas companies. Adjusted net income and adjusted net income per share should not be considered an alternative to net income (loss), operating income, or any other measure of financial performance presented in accordance with GAAP or as an indicator of our operating performance.

Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Net Income per Share

	For the Three Months Ended September 30,
	2019		2018
	(in thousands)	(per diluted share)	(in thousands)	(per diluted share)
Net income (loss)	$19,295	$0.13	$(301,240)	$(1.97)
Adjusted for
(Gain) loss on derivative contracts	(40,675)	(0.26)	36,704	0.24
Cash received (paid) upon settlement of derivative contracts	16,541	0.11	(13,551)	(0.09)
Exploration expense	14,578	0.09	11,646	0.08
Strategic alternative and merger related expenses	1,153	0.01	—	—
Aborted offering costs	330	0.00	—	—
Severance and other employee matters	1,049	0.01	—	—
Gain on sale of other assets	(31)	(0.00)	—	—
Income tax expense resulting from Reorganization	—	—	299,662	1.96
Total tax effect of adjustments (1)	1,651	0.01	(571)	(0.00)

Adjusted net income	$13,891	$0.09	$32,650	$0.21

(1)

Computed by applying a combined federal and state effective tax rate of 23.4% and 25.5% for the three months ended September 30, 2019 and the period subsequent to the Reorganization through September 30, 2018, respectively.

	For the Nine Months Ended September 30,
	2019		2018
	(in thousands)	(per diluted share)	(in thousands)	(per diluted share)
Net loss	$(11,515)	$(0.08)	$(288,916)	$(1.90)
Adjusted for
Loss on derivative contracts	5,913	0.04	100,920	0.66
Cash received (paid) upon settlement of derivative contracts (1)	29,284	0.19	(27,839)	(0.18)
Exploration expense	38,472	0.25	30,129	0.20
Strategic alternative and merger related expenses	1,153	0.01	—	—
Aborted offering costs	2,485	0.02	—	—
Severance and employee matters	1,422	0.01	—	—
Gain on sale of other assets	(645)	(0.00)	—	—
Income tax expense resulting from Reorganization	—	—	299,662	1.97
Total tax effect of adjustments (2)	(18,584)	(0.12)	(571)	(0.00)

Adjusted net income	$47,985	$0.31	$113,385	$0.75

(1)

The nine month period ended September 30, 2018 excludes cash received upon settlement of derivative contracts prior to the original contractual maturity. There were no cash receipts or payments related to settlement of derivative contracts prior to the original contractual maturity during the nine months ended September 30, 2019.

(2)

Computed by applying a combined federal and state effective tax rate of 23.8% and 25.5% for the nine months ended September 30, 2019 and the period subsequent to the Reorganization through September 30, 2018, respectively.

Adjusted EBITDAX

Adjusted EBITDAX is a non-GAAP financial measure. The Company defines Adjusted EBITDAX as net income (loss) adjusted for interest expense, income tax expense (benefit), depreciation, depletion, amortization and accretion, exploration expense, non-cash equity-based compensation expense, strategic alternative and merger related expenses, aborted offering costs, severance and employee matter expenses, expense for allowance for doubtful accounts, (gain) loss on derivative contracts, and cash (paid) received upon settlement of derivative contracts, excluding amounts on contracts settled prior to contract maturity. Adjusted EBITDAX is not a measure of net income (loss) as determined by GAAP. Our accounting predecessor, Roan LLC, passed through its taxable income to its owners for income tax purposes and thus, the Company did not incur historical income tax expenses.

The Company believes Adjusted EBITDAX is useful because it allows our management to more effectively evaluate the operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. The Company adds the items listed above to net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX.

Roan’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies or to such measure in our revolving credit facility or any of our other contracts.

The following tables present a reconciliation of Adjusted EBITDAX to net income (loss), our most directly comparable financial measure calculated and presented in accordance with GAAP for each of the periods indicated.

Reconciliation of Net Income (Loss) to Adjusted EBITDAX

	For the Three Months Ended September 30,
	2019	2018
	(in thousands)
Net income (loss)	$19,295	$(301,240)
Adjusted for
Interest	11,368	2,092
Income tax expense	5,898	299,662
Depreciation, depletion, amortization and accretion	55,504	37,164
Exploration expense	14,578	11,646
Non-cash equity-based compensation	2,995	2,933
Strategic alternative and merger related expenses	1,153	—
Aborted offering costs	330	—
Severance and employee matters	1,049	—
Allowance for doubtful accounts	(1,245)	—
Gain on sale of other assets	(31)	—
(Gain) loss on derivative contracts	(40,675)	36,704
Cash received (paid) upon settlement of derivative contracts	16,541	(13,551)

Adjusted EBITDAX	$86,760	$75,410

	For the Nine Months Ended September 30,
	2019	2018
	(in thousands)
Net loss	$(11,515)	$(288,916)
Adjusted for
Interest	26,574	4,978
Income tax (benefit) expense	(3,589)	299,662
Depreciation, depletion, amortization and accretion	141,969	83,630
Exploration expense	38,472	30,129
Non-cash equity-based compensation	2,838	8,060
Strategic alternative and merger related expenses	1,153	—
Aborted offering costs	2,485	—
Severance and employee matters	1,422	—
Allowance for doubtful accounts	4,093	—
Gain on sale of other assets	(645)	—
Loss on derivative contracts	5,913	100,920
Cash received (paid) upon settlement of derivative contracts (1)	29,284	(27,839)

Adjusted EBITDAX	$238,454	$210,624

(1)

The nine month period ended September 30, 2018 excludes cash received upon settlement of derivative contracts prior to the original contractual maturity. There were no cash receipts or payments related to settlement of derivative contracts prior to the original contractual maturity during the nine months ended September 30, 2019.

Net Debt

Net Debt is a non-GAAP financial measure equal to long-term debt outstanding on the credit facility and term loan, exclusive of any discounts or fees, less cash on hand.

Net Funded Debt Reconciliation

3Q 2019
Credit Facility	$732,639
Term Loan, net	45,595
Unamortized original issue discount on Term Loan	1,022
Deferred financing costs on Term Loan	3,480
Repayment Premium on Term Loan	(97)

Funded debt	$782,639
Less: Cash	$3,464

Net Debt	$779,175

Cash general and administrative expenses per Boe

Cash G&A expense is a non-GAAP measure, which is defined as total general and administrative expense as determined in accordance with GAAP less equity-based compensation expense, expense for allowance for doubtful accounts, severance and employee matter expense, strategic alternatives and merger related costs and aborted offering costs. Cash G&A expense should not be considered as an alternative to, or more meaningful than, total general and administrative expense as determined in accordance with GAAP and may not be comparable to other companies’ similarly titled measures.

Investor Contact:

Elijah Lavicky

Vice President of Finance

405-896-8449

IR@RoanResources.com